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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 26, 2005


                               H. J. HEINZ COMPANY
             (Exact name of registrant as specified in its charter)


      Pennsylvania                     1-3385                 25-0542520
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

     600 Grant Street, Pittsburgh,                            15219
              Pennsylvania                                  (Zip Code)
(Address of principal executive offices)


                                  412-456-5700
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                    GENERAL


ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached is H.J. Heinz Company's press release dated May 26, 2005 furnished herewith as Exhibit 99.

This press release presents the financial results of the Registrant and its business segments and identifies certain special items that impacted the financial results that management deemed to be significant. These special items include, in Fiscal Year 2005, non-cash asset impairment charges related to both cost and equity investments as well as the anticipated disposition of the HAK vegetable product line in Northern Europe early in Fiscal Year 2006. For Fiscal Year 2004, these include the impact of reorganization costs and the gain on the sale of the company's bakery business in Northern Europe. Operating segment income and net income excluding these special items is not a measure that is defined in generally accepted accounting principles ("GAAP"). These special items are measures that management believe are important to adjust for in order to have a meaningful year to year comparison and to provide a basis for future projections and for estimating our earnings growth prospects. These non-GAAP measures are used by management as a supplemental performance measure to judge profitability of core businesses absent special items. For compensation purposes, for example, it would unfairly reward or punish managers for corporate special charges outside their control. These measures provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures.

This press release also presents the business measures of operating free cash flow and net debt as defined below. These measures are utilized by senior management and the board of directors to gauge our business operating performance, and management believes these measures provide clarity in understanding the trends of the business. Management, and investors, can benefit from the use of the operating free cash flow measure as it provides cash flow derived from product sales and the short-term application of cash, including the effect of capital expenditures.

The limitation of operating free cash flow is that it adjusts for cash used for capital expenditures that is no longer available to the Company for other purposes. Management compensates for this limitation by using the GAAP operating cash flow number as well. Operating free cash flow does not represent residual cash flow available for discretionary expenditures and does not provide insight to the entire scope of the historical cash inflows or outflows of an operations that are captured in the other cash flow measures reported in the statement of cash flows. Net debt is an additional measure that is important to our liquidity and financial condition.

Disclosed on Exhibit 99 is supplemental information regarding reconciliation and calculation of the non-GAAP measures discussed above in connection with the financial results for the fourth quarter and fiscal year-to-date periods for Fiscal Years 2004 and 2005.



                               INDEX TO EXHIBITS

Exhibit Number
(Referenced to
Item 601 of
Regulation S-K)                     Description of Exhibit
---------------                     ----------------------
99                                  H.J. Heinz Company Press Release dated
                                    May 26, 2005

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        H.J. HEINZ COMPANY


                                        By  /s/ Arthur Winkleblack
                                           ----------------------------------
                                           Arthur Winkleblack
                                           Executive Vice President and
                                           Chief Financial Officer


Dated: May 26, 2005

                                 EXHIBIT INDEX

Exhibit NO.                         Description
-----------                         -----------
99                                  H. J. Heinz Company Press Release dated
                                    May 26, 2005